POWER OF ATTORNEY


	The undersigned hereby constitutes and appoints Navneet S. Chugh and Jiao Bing Zhang, and each of them, as the undersigned's true and lawful authorized representatives and attorneys-in-fact to execute for and on behalf of the undersigned and to file with the United States Securities and Exchange Commission and any other authority: (a) any Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules promulgated thereunder; and (b) any Schedule 13D or Schedule 13G, and any amendments thereto, on behalf of the undersigned in accordance with
Section 13(d) of the 1934 Act and the rules promulgated thereunder.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 or Section 13 or any other provision of the
1934 Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Form 3, 4 or 5 or any
Schedule 13D or 13G, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 30, 2006.


Helios & Matheson Information Technology Ltd.

/s/ V. Ramachandiran
__________________________
By: V. Ramachandiran
Chairman